UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2006

Epicus Communication Group, Inc., Inc.
(Exact name of registrant as specified in its charter)

   Florida                      333-71008              59-2564162

(State or other jurisdiction of  (Commission File Number)  (IRS
Employer
        incorporation)
Identification No.)


1750 Osceola Drive, West Palm Beach, Florida 33409
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 688-0440

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

To continue increasing the operating cash available to grow the company's customer base; on September 22, 2006, the Board of Directors unanimously agreed to sell $225,000 in convertible debentures to its current primary lender, a group of funds managed by "The NIR Group", at a variable price of $.25 per share or a discount to the market of 55% whichever is the lesser. The Board also agreed to amend the existing convertible debenture agreements currently held by its primary lender to the same conversion price structure as this most recent debenture.

The existing one year interest relief for period 1-01-06 to 12-31-06 on the referenced existing Convertible Debenture Notes and the Redeemable Convertible Preferred remains in effect. During the "interest abatement period" of 1-01-06 to 12-31-06, interest on the notes will not accrue or be charged to the Company in any manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPICUS COMMUNICATION GROUP, INC., INC.

Date: September 27, 2006
                                          By: s/s Mark Schaftlein
			     Name:   Mark Schaftlein
                                                Title:  CEO/Director


Exhibit Index

Exhibit 99.1
Description -  Press Release
Epicus Communications Secures $225,000 in Funding for Operating
Capital
Company Anticipates Total Investment of $900,000

WEST PALM BEACH, FL - September 27, 2006 - Epicus Communications Group, Inc. (OTCBB: EPCG) announced today it entered into a securities purchase agreement with its current primary lender for the sale of $225,000 in 2-year, 6% convertible secured notes and stock purchase warrants to buy 10,000,000 shares of common stock.

The convertible feature on the secured notes carries a variable conversion price either discounted 55% to the market as specified per formula, or set to a fixed common share price of $.25, whichever is the lesser.

Additionally, provided that all conditions of the securities purchase agreement are satisfied, Epicus Communications Group anticipates that it will issue to its lender and its lender will purchase, under similar terms through year-end 2006, common stock purchase warrants and three more $225,000 notes, totaling $900,000.

Epicus Communications' CEO, Mark Schaftlein said, "Our primary institutional lender's financing commitment improves the company's financial position and provides us with working capital to further implement and refine our business plan. We are actively realigning the way we sell and market our services to residential and small business customers and hope to soon announce an appointment in this area. Additionally, we remain focused on cost containment measures needed to effectively run daily operations through our transition to profitability."

Epicus Communications plans to file a Form 8-K with the Securities and Exchange Commission, which will be available for free on the SEC's website at http://www.sec.gov.

About Epicus Communications Group, Inc.
Epicus Communications Group, Inc. operates as a telecommunications company that provides local and long distance services in 7 southeastern states. Epicus Communications, the first licensed CLEC in Florida, is a leader in offering bundled "one bill" local services. The company offers a full suite of telecommunication services for residential and small business customers through its Freedom Rings services brands. For additional business information, please visit http://www.epicus.com.

This press release contains forward-looking statements that involve risks and uncertainties. Actual events may differ from forward-looking statements for a number of reasons as well as other factors discussed from time to time in our SEC filings (available on EDGAR or for free at www.sec.gov). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Epicus Communications Group, Inc. on the date thereof.

Contacts:

Tom Donaldson
Epicus Communications Group, Inc.
(561) 688-0440
tdonaldson@epicus.com

or

Gil Sharell
Investor Relations
(941) 650-4501
gsharell@sharell.com